Exhibit 3.2               AMENDED AND RESTATED BY-LAWS
                          ----------------------------

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                           ALLIS-CHALMERS CORPORATION



                     INCORPORATED UNDER THE LAWS OF DELAWARE

                                 MARCH 15, 1913

                                  -------------



ARTICLE I
                                  STOCKHOLDERS

          SECTION 1. The annual meeting of the stockholders of the Company shall be held at a place designated by the Board of Directors within or without the State of Delaware, on the second Wednesday after the first Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Wednesday not a legal holiday, or on such other date in the month of April, May or June in any particular year which the Board of Directors designates for the purpose of electing Directors and for the transaction of such other proper business as may be brought before the meeting.

          SECTION 2. Special meetings of the stockholders may be held whenever called in writing by the Chairman of the Board or by resolution of the Board of Directors at which a quorum is present, or as provided in the Certificate of Incorporation. Such special meetings shall be held within or without the State of Delaware, as may be ordered by the Board of Directors, and in the same manner as the annual meeting, but only such subjects shall be considered or action taken as may have been provided for in the notice.

          SECTION 3. Notice of each meeting of the stockholders shall be given by the Secretary by mailing a copy of such notice to each stockholder of record, of a class or series entitled to vote at such meeting, other than any such stockholder with whom communication is unlawful, at the last address appearing on the records of the Company, at least ten, but not more than sixty, days before such meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. All or any of the stockholders may waive notice of any meeting.

          SECTION 4. At all meetings of the stockholders, the holders of the shares of the capital stock of the Company having a majority of the votes entitled to be cast at the meeting, present in person or by proxy, shall constitute a quorum of the stockholders for all purposes, except in cases where the representation of a larger number is required by law or the Certificate of Incorporation. Unless otherwise required by law or the Certificate of Incorporation, any question brought before any meeting of stockholders shall be decided by a majority of the votes of the shares represented and entitled to be voted at such meeting.

          If a quorum of stockholders shall not be present at the meeting, the holders of shares having a majority of the votes represented at the meeting, present in person or by proxy, may adjourn the same from time to time until a quorum shall be present, and at any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been acted upon at the meeting as originally called. Notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 5. Unless otherwise provided in the Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant thereto providing for the issue of shares of particular series of Preferred Stock, and subject to the provisions of Section 4 of Article V of these By-Laws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

          SECTION 6. At each meeting of the stockholders, except as otherwise required by law, the proxies and ballots shall be received and taken in charge by three inspectors, and all questions touching the qualification of voters, the validity of proxies, and the acceptance and rejection of votes shall be decided by the inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting or, if no such appointment shall have been made, then by the presiding officer. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place thereof shall be appointed in like manner.

          All proxies received and accepted by any one of such inspectors, wherever located, shall be deemed received and accepted by all inspectors, and may be voted at the meeting, notwithstanding that any of such proxies may be located elsewhere than at the place where the meeting is held. The inspectors present at the meeting shall maintain a list of all valid proxies received prior to the closing of the polls.

                                   ARTICLE II
                               BOARD OF DIRECTORS

          SECTION 1. The Board of Directors shall have the general management of the affairs, property and business of the Company, and may adopt such rules and regulations for that purpose and for the conduct of meetings as the Board may deem proper. The Board may exercise and shall be vested with the powers of the Company not inconsistent with law, the Certificate of Incorporation or these By-laws.

          SECTION 2. The number of Directors constituting the Board of Directors shall be fixed at seven (7). Directors need not be stockholders of the Company.

          SECTION 3. Except as otherwise provided by law or by these By-laws, the Directors of the Company shall hold office until the next annual meeting of stockholders. Each Director shall be elected to serve until the next annual meeting of stockholders and until a successor shall have been duly elected and qualified or until such Director's earlier death, resignation or removal. Any vacancies in the Board of Directors may be filled by a majority of the Directors then in office, though less than a quorum; provided, however, that any third party pursuant to an agreement with the Company shall have the right to fill a vacancy created by the departure of a Director who was nominated by such third party. A Director so chosen shall hold office for the unexpired term in respect of which the vacancy occurred or was created and until his or her successor shall be elected and qualified or until his or her earlier resignation or removal.

          SECTION 4. As of the date these By-laws are being amended, the Company shall include in any slate of nominees for election to the Board of Directors three (3) nominees (a "PBGC Director" and collectively, the "PBGC Directors") designated by the Pension Benefit Guaranty Corporation ("PBGC") pursuant to that certain Agreement, dated as of February 28, 1999 (the "Master Agreement"), between the Company and the PBGC.

          SECTION 5. The Directors may hold their meetings and may have an office and keep the books of the Company (except as otherwise may be provided for by law) in such place or places, within or without the State of Delaware, as from time to time the Board of Directors or the Chairman of the Board may determine.

          SECTION 6. Regular meetings of the Board of Directors shall be held pursuant to a schedule established by the Board at its first meeting following the annual meeting of stockholders. Such meetings shall be held on the second Wednesday of the month, or at such other time as may be determined by the Board of Directors or the Chairman of the Board.

          SECTION 7. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, or in his absence by any officer who is a Director, the Executive Committee, or by one-third of the whole Board.

          SECTION 8. Regular meetings of the Board of Directors may be held without notice provided that the time and place of such meeting is designated at the preceding regular meeting of the Board of Directors. Notice of each other regular meeting and of each special meeting of the Board of Directors shall be given to each Director by letter mailed at least three days before the meeting, by telegraph sent at least two days before the meeting, or by such shorter telephone or other notice as the person or persons calling the meeting may deem appropriate in the circumstances.

          SECTION 9. A majority of the Directors at the time in office but in no event less than one-third of the whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum be present at a meeting, the Directors present may adjourn the meeting and the meeting may be held as adjourned with due notice of such adjourned meeting. If a quorum be present at a meeting, and the meeting is adjourned to reconvene at a later time and/or date, due notice of such adjourned meeting shall be given. Except as otherwise provided by law, by the Certificate of Incorporation, by these By-laws or in the immediately following sentence, when a quorum is present at any meeting of the Board of Directors, a majority of the Directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board. Notwithstanding the foregoing, when a quorum is present at any meeting of the Board of Directors, the affirmative vote of at least four Directors shall be necessary to: (i) determine the fair value of the Company Common Stock, or any security that is convertible, exercisable or exchangeable for or into Company Common Stock, and authorize the issuance thereof at the determined fair value;
(ii) authorize a consolidation or merger of the Company with or into another person; or (iii) authorize the sale, assignment, transfer, lease, conveyance or other disposal of 50% or more of the property or assets of the Company in one or more related transactions. The Directors present at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such Directors as to leave less than a quorum.

          SECTION 10. Any action required or permitted to be taken at any meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

          SECTION  11.  Unless   otherwise   provided  by  the   Certificate  of
Incorporation or these By-laws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          SECTION 12. Except as otherwise provided by these By-laws:

          (a) the Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more committees, each committee to consist of one or more Directors. Each such committee shall determine its own rules of operation and procedure. The Board may designate one or more Directors as alternative members of the committee, who may replace any absent or disqualified members at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent to disqualified member.

          (b) any committee, to the extent provided in the resolution of the Board of Directors creating it, shall have and may exercise all the powers and authority of the Board of

Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it. No committee shall have the power or authority to (i) amend the Certificate of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution; or
(v) amend the By-Laws of the Company. Unless the resolution creating a committee, or the Certificate of Incorporation expressly provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          SECTION 13. By resolution adopted by the Board of Directors, the Board shall appoint a Nominating Committee consisting of three individuals. The Nominating Committee shall include any Director required to be included on the Nominating Committee pursuant to any agreement between the Company and a third party. As of the date these By-Laws are being amended, the Company is required to include one PBGC Director on the Nominating Committee pursuant to the Master Agreement. The Nominating Committee shall have all the power and authority granted to it by the Board of Directors, including, without limitation, recommending criteria for the selection of candidates to serve on the Board of Directors, evaluating all proposed candidates for nomination to serve on the Board of Directors, recommending to the Board of Directors a slate of nominees for election by the stockholders of the Company and recommending to the Board of Directors one or more nominees to fill vacancies in the Board of Directors. The Nominating Committee shall also consider proposals for nomination from stockholders of the Company which are made in writing to the Secretary of the Company. As long as required by the Master Agreement, the Nominating Committee shall recommend to the Board of Directors for election by the stockholders each of the PBGC's designated nominees for election to the Board of Directors at annual meetings of the Company's stockholders (or any special meeting or consent solicitation for the election of directors). The Nominating Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

          SECTION 14. By resolution adopted by the whole Board of Directors, the Board shall appoint a Compensation Committee consisting of three individuals. The Compensation Committee shall include any Director required to be included on the Compensation Committee pursuant to any agreement between the Company and a third party. As of the date these By-laws are being amended, the Company is required to include one PBGC Director on the Compensation Committee pursuant to the Master Agreement, and such PBGC Director shall be the Chairman of the Compensation Committee. The Compensation Committee shall have all the power and authority as granted to it by the Board of Directors, including, without limitation, the power and authority to establish the compensation and benefits for Directors, officers and, at the option of the Compensation Committee, other managerial personnel of the Company and its subsidiaries, including, without limitation, fixing the cash compensation of such persons, establishing and administering compensation and benefit plans for such persons and determining awards thereunder, and entering into (or amending existing) employment and compensation agreements with any such persons. The Compensation Committee shall perform such other duties as shall from time to time be delegated to the Compensation Committee by the Board of Directors. The Compensation Committee shall consist solely of Directors who are not officers of the Company.

                                  ARTICLE III
                                    OFFICERS

          SECTION 1. The Executive Officers of the Company shall be chosen by the Board of Directors. There shall be a Chairman of the Board, a President, a Secretary and a Treasurer, and may also be one or more Vice Presidents and such other officers, if any, as the Board may from time to time determine. Any number of offices may be held by the same person unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.

          Any vacancy occurring in any office of the Company shall be filled by the Board of Directors by the vote of a majority of all the Directors present at any meeting at which a quorum is present except that, in its discretion, the Board of Directors may leave unfilled for any such period as it may fix by resolution, any office except those of Chairman of the Board, Treasurer and Secretary.

          All executives and other officers, agents or employees may be removed from office by the Board of Directors at any time with or without cause.

          The Executive Committee shall have the power to remove all officers, agents and employees of the Company, except officers elected or appointed by the Board of Directors.

          SECTION 2. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He may sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation, and he shall perform such other duties as may be prescribed by a resolution or resolutions of the Board of Directors.

          In addition to presiding at meetings of the stockholders and the Board of Directors, the Chairman of the Board shall fulfill other duties and responsibilities as assigned to him by the Board of Directors or the Executive Committee.

          SECTION 3. The President shall be the Chief Executive Officer of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. Subject to the authority of the Board of Directors, he shall have general charge and supervision of the business and affairs of the Corporation. He may sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated by the President or the Board of Directors to some other officer or agent of the Corporation. He may vote stock in other corporations, and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 4. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control and supervision of the Board of Directors, the Executive

Committee and the Chairman of the Board. By way of illustration, but not limitation, of such authority, the Treasurer shall have custody of all the funds and securities of the Company; he may sign and execute all bonds, contracts of purchase or sale to which the Company is a party, documents or other obligations in the name of the Company; he shall attend to the collection of all accounts, bills receivable and other demands owing to the Company; he may endorse on behalf of the Company for collection, checks, notes and other obligations, and may deposit the same with all other funds in his custody to the credit of the Company in such banks, trust companies, or depositaries as the Board or Executive Committee may designate; he may sign all receipts and vouchers for payments made to the Company; he may sign all checks, drafts and orders for the payment of money executed by the Company in the usual course of its business; he may sign all bills of exchange and promissory notes of the Company; he shall keep full and accurate records showing all the receipts and disbursements of the Company, he shall, whenever requested, furnish to the Board of Directors, Executive Committee, Chairman of the Board or President a detailed account of the receipts and expenditures of the Company for any specified period, and his books and papers shall at all times be open and subject to the examination of the Board, Executive Committee, Chairman of the Board, President or their appointees for that purpose; he shall render to the Board, Executive Committee, Chairman of the Board or other officer selected by the Chairman, whenever requested, a statement of his transactions as Treasurer and of the financial condition of the Company.

          The Treasurer shall furnish a bond for the faithful discharge of his duties in such sum and in such form and containing such provisions as may be required by the Board of Directors or Executive Committee. The premium of any surety company for furnishing such bond shall be paid by the Company.

          SECTION 5. The Secretary shall perform all of the duties generally incident to the office of Secretary, subject to the control of the Board of Directors, Executive Committee and the Chairman of the Board. By way of illustration, but not limitation, of such authority, the Secretary shall record all of the proceedings of the meetings of the stockholders of the Company, the Board of Directors, and the Executive Committee in books to be kept for that purpose; he shall attend to the giving and serving of all notices of the Company; he may sign or attest with the Chairman of the Board, the President, or other corporate officer in the name of the Company all contracts or documents to which the Company is a party, authorized by the Board of Directors, the Executive Committee, or a corporate officer and, when required, shall affix the seal of the Company thereto; and he shall have charge of the stock certificate books, transfer books, the stock ledgers, and such other books and papers as the Board of Directors, Executive Committee, Chairman of the Board or President may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Company during business hours.

          SECTION 6. All other officers shall have the authority, perform the duties and exercise such powers in the management of the Company as may be assigned to them from time to time by the Board of Directors or the Executive Committee or by the President.

                                   ARTICLE IV
                               CONDUCT OF BUSINESS

          SECTION 1. All checks, drafts or orders for the payment of money shall be signed by such officers or employees of the Company as the Board of Directors or the Executive Committee may designate, subject to such restrictions and regulations as may be ordered from time to time by the Board of Directors or the Executive Committee.

          No check shall be drawn or funds used for any purposes other than the corporate business of the Company.

          SECTION 2. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President, or any other person specifically authorized thereto by the Chairman of the Board, the President, the Executive Committee or the Board of Directors, shall have full power and authority to execute, in the name of and on behalf of the Company, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company, and to attend and to act and to vote at any meeting of stockholders of any corporation in which the Company may hold stock, and at any such meeting or otherwise shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Company might have possessed and exercised.

                                   ARTICLE V
                                  CAPITAL STOCK

          SECTION 1. The certificates for shares of the capital stock of the Company shall be in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. The certificate shall be signed by (a) the Chairman of the Board or the President or any other officer legally empowered to sign on behalf of the Company and duly authorized to do so by the Board of Directors or the Executive Committee and (b) the Secretary or the Treasurer or, if so authorized by the Board of Directors or the Executive Committee, by an assistant secretary or assistant treasurer, certifying the number of shares owned in the Company, and shall not be valid unless so signed; provided, however, that, if permitted by law, the signatures of such officials may be facsimiles, engraved or printed, and provided, further, that outstanding certificates issued in conformance with the law and the By-Laws of the Company at the time of their issue shall continue to be valid although not in conformance with this By-Law.

          The Board of Directors may appoint one or more Transfer Agents and Registrars. If a Transfer Agent and Registrar shall have been appointed for any class or series of stock of the Company, all stock certificates of such class or series shall bear the signature of such Transfer Agent and Registrar; provided however, that any such signature may be a facsimile.

          All certificates surrendered to the Company shall be cancelled, and no new certificates shall be issued, until the former certificate for the same number of shares of the same class shall have been surrendered and cancelled, except as provided in the next paragraph.

          The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 2. Shares of the capital stock of the Company shall be transferred only upon the books of the Company and only at the proper written instruction of the registered holder thereof, or his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, except as provided in the last paragraph of Section 1 of this Article, and payment of all applicable transfer taxes.

          SECTION 3. The Board of Directors shall have power and authority to make all such rules and regulations as they deem necessary or expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company, subject, however, to applicable laws and to the rules and regulations of any stock exchange or exchanges on which such capital stock is listed.

          SECTION 4. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 5. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owners, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Laws of Delaware.

                                   ARTICLE VI
                                 INDEMNIFICATION

          SECTION 1. Subject to Section 4 of this Article, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company (or, if acting as a trustee for trust funds established by the Company for the benefit of its employees, he did so in accordance with fiduciary standards set forth in the relevant trust document(s)) and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. Subject to Section 4 of this Article, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 3. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 4. Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the Circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article, as the case may be. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent, however, that a Director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          SECTION 5. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any Director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article, as the case may be. Any application for indemnification made to any court pursuant to this Section 5 shall be made in such manner and form as may be required by the applicable rules of such court or, in the absence thereof, by direction of the court to which such application is made. Notice of any application for indemnification pursuant to the Section 5 shall be given to the Company promptly upon the filing of such application.

          SECTION 6. Expenses incurred in defending or investigating a threatened or pending civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

          SECTION 7. For the purpose of this Article, references to "the Company" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a Director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation.

                                  ARTICLE VII
                                     GENERAL

          SECTION 1. Fiscal Year. The fiscal year shall begin on the 1st day of January and end on the following 31st day of December in each year.

          SECTION 2. Dividends and Working Capital. The Board of Directors in its discretion shall have full power to fix the amount to be reserved for working capital and other corporate purposes, to modify or eliminate such reserves and, subject to the General Corporation Law of the State of Delaware and the Certificate of Incorporation, to declare dividends from the surplus or net profits of the Company over and above the amount so reserved.

          SECTION 3. Seal. The corporate seal shall have inscribed thereon the name of the Company and the year and the name of the State of its incorporation. Such seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, or the Secretary, a duplicate of the seal may be kept and used by the Treasurer or by any Assistant Secretary or Assistant Treasurer.

          SECTION 4. Surety Bond. Any officer or employee of the Company having authority to sign checks or orders for the payment of money shall furnish a bond of a surety company for the faithful discharge of his duties in such sum and in such form and containing such provisions as may be required by the Board of Directors or the Executive Committee, and the premiums of the surety company for furnishing such bond shall be paid by the Company.

          SECTION 5. Waivers of Notice; Dispensing With Notice. Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Corporation, or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or Committee of Directors need be specified in any written waiver of notice.

          Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation, or of these By-Laws, to any person with whom communication is unlawful the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person; and any action or meeting which shall be taken or held without notice to any such person shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under any of the other sections of this title, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

          SECTION 6. Amendments. These By-Laws may be altered or repealed by the stockholders at any annual or at any special meeting, provided notice of the proposed alteration or repeal is included in the notice of such meeting, and, except for By-Laws that have been adopted by the stockholders, may also be amended or repealed by the Board of Directors at any regular or special meeting.


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